Exhibit 10.5
ESPRE SOLUTIONS, INC.
5609 Wayfarer Drive
Plano, Texas 75093

September 1, 2004

Video Partners, LLC
P.O. Box 261273
Plano, Texas 75026-1273

Gentlemen:

The following sets forth our agreement for the acquisition by ESPRE Solutions, Inc., a Nevada corporation (“ESPRE”), of all rights of Video Partners, LLC, a Texas limited liability company (“Video Partners”), in the software products and technologies identified in Exhibit A (the “Intellectual Property”) to this letter. This letter, when executed by both parties, will constitute a binding agreement between ESPRE and Video Partners.

The terms of our agreement are as follows:

1.    ESPRE will acquire all right, title and interest of Video Partners in the Intellectual Property, including all source code, patents, copyrights, license agreements, royalty interest and other income and property rights.

2.    In consideration of the acquisition of the Intellectual Property, ESPRE will pay Video Partners $2,500,000 as follows:

(a:1)  $50,000 in cash on September 10, 2004;
(a:2) $350,000 in cash on Sept 30, 2004;

(b) $150,000 in cash December 1, 2004;

(c) $150,000 in cash on March 1, 2005;

(d) $200,000 in cash on June 1, 2005;

(e)  $100,000 in cash on September 1, 2004;

Video Partners, LLC
September 1, 2004

(f) $250,000 in cash quarterly for six (6) calendar quarters commencing December 1, 2005, and each March 1, June 1, and September 1 thereafter, with the final quarterly payment due March 1, 2006.

3.    Video Partners hereby warrants and represents to ESPRE that Video Partners has good title to and owns the Intellectual Property free of any lien, judgment or encumbrance that will affect its marketability or ESPRE's ability to sell, resell, or license the product.

In case of default all monies invested for intellectual property right by ESPRE will be lost and retained by Video Partner, LLC and the parties will revert back to the terms and conditions as outline in our current SOFTWARE SOURCE CODE LICENSE AND REVENUE SHARE AGREEMENT. This agreement is subject to Note and security agreement to be completed before closing September 10th 2004.

Very Truly Yours,

ESPRE SOLUTIONS, INC.

/s/ Peter Ianace

By: Peter Ianace, President

Accepted and agreed to:

Video Partners, LLC

By:  /s/ _______________  Dated:  9/1/04
Title: Partner